FOR IMMEDIATE RELEASE

WHERIFY WIRELESS, INC. ANNOUNCES DR. NEIL MORRIS APPOINTED TO BOARD OF DIRECTORS

— Morris to Bring 20 Years of Senior Hi-Tech and Telecommunications R&D and Management Experience to Wherify Board—

REDWOOD SHORES, Calif. (November 13, 2006) — Wherify Wireless, Inc. (OTCBB: WFYW), a leading developer of wireless location products and services, announced today the appointment of Dr. Neil Morris to the Board of Directors. Dr. Morris brings over two decades of senior management and research and development experience in global high-tech and telecommunications to his position on the Board. Dr. Morris is internationally recognized, and has been published in a number of books, technical journals and articles.

“I’m very pleased to welcome Neil to the Board of Directors,” said Doug Hajjar, Co-Chairman of the Board of Directors. “Dr. Morris’ unique set of technology, operations, business and management skills in the global semiconductor and telecommunications industries, coupled with his extensive technical knowledge and international recognition, make him an invaluable addition to the Board. We look forward to working with him at this important time for the company.”

Dr. Morris currently holds a senior management position at Palm Inc., a world leader in mobile computing. He was previously the Chief Technical Officer and Senior Vice President, Operations of WJ Communications, Inc., a public corporation providing radio frequency (RF) solutions targeting wireless communications, RF identification, WiMAX, and broadband cable applications. He has been responsible for advanced technology development at Philips Semiconductors USA and at numerous high-profile European corporations including LSI logic (UK) and GEC Plessey (subsequently Zarlink). In parallel with his successful professional career, Dr. Morris has lectured internationally, and has been published in a number of books, technical journals and articles. Dr. Morris received a classical education in the United Kingdom, where he graduated from the University of Surrey with an Honors Degree in Electrical Engineering and a Ph.D. in Semiconductor Technology.

About Wherify Wireless, Inc
Wherify Wireless, Inc. (WFYW:OTCBB) is a pioneering developer of personal location products and services, as recognized by the Smithsonian Institution Museum’s adoption of Wherify Wireless’ groundbreaking first product, the Child Locator, into permanent display as the world’s first commercial personal GPS tracking device. With three U. S. patents granted in the areas of personal location and position tracking and four more patents pending in the area of GPS locator phones, Wherify Wireless continues to be a leader in location technology development by integrating Aided-GPS location into a GSM cellular platform that has been demonstrated on over 100 GSM networks world-wide. Wherify Wireless’ expertise in GPS technology for wireless devices and its patented back-end location service engine enable customers to obtain real-time location information on individuals and property directly through the Internet or any phone. Wherify Wireless was founded in 1998, and is located in Redwood Shores, California.

Note Regarding Forward Looking Statements
Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should be considered to be forward-looking statements. There are a number of factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including general conditions in the relevant industries and markets, the impact of competitive products, intellectual property issues and the other factors described in Wherify Wireless’ periodic filings with the SEC. The company disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

CONTACTS:
John Cunningham
Director of Communications
Tel: 650.551.5271
jcunningham@wherify.com

Joe Noel
Wherify Investor Relations
Tel: 1.650.551.5231
jnoel@wherify.com

Stephen Axelrod, CFA
Wolfe Axelrod Weinberger Associates LLC
Tel: 1.212.370.4500
steve@wolfeaxelrod.com

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Wherify, Wherify Wireless and FACES are registered trademarks of Wherify Wireless, Inc. Wherifone is a trademark of Wherify Wireless, Inc. All other trademarks are the property of their respective owners.